Exhibit 99.1

BUSINESS DEVELOPMENT UPDATE	December 9, 2008

Since the release of our previous update on October 8, 2008, the following business items have developed:

▪	MATECH is in the process of signing a contract with HNTB Engineering for a 3-week inspection project of a major structure in Harrisburg.
▪	MATECH has completed a bridge inspection in Orleans, MA for the MassHighway Department.
▪	MATECH anticipates providing training and inspections in New South Wales Australia in January 2009.
▪	MATECH anticipates a contract to be signed in the near future for a 2-week long project to be performed this winter in Australia, as well as a likely sale of equipment and training.
▪
MATECH officials have had additional meetings with high-ranking officials at a large aerospace company to discuss use of our technologies on airframes and shipping vessels, as well as aligning the two companies within the bridge industry.

▪	MATECH has sold additional equipment and sensors to the Federal Highway Administration for their work on the Steel Bridge Testing Program.
▪	MATECH anticipates the completion of their initial contract with Union Pacific Railroad this month.
▪	MATECH is in continuing contact with officials at TXDOT, Caltrans, ALDOT, LADOT, NJDOT, NYSDOT, as well as others about future inspection work.
▪	MATECH officials met with their lobbyists and have devised a plan for 2009 with the new administration and the new Congress.
▪	MATECH officials presented at and attended the following conferences in the months of October and November:
o	World NDT Conference in Shanghai, China
o	ASNT Quality Show in Charleston, SC
o	ASNT/AWS joint meeting, Houston, TX

Best regards,

/s/ Robert M. Bernstein

Robert M. Bernstein
CEO

This letter includes “forward-looking statements” from the company that may or may not materialize. Although management believes the assumptions on which the forward-looking statements are based are reasonable, forward-looking statements are inherently subject to risks and uncertainties and no representation is made or should be inferred with respect to the accuracy or completeness of them or the likelihood that they can or will be achieved. In evaluating the forward-looking statements, recipients should consider various factors, including our ability to change the direction of the company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Recipients are cautioned not to place undue reliance upon the accuracy or adequacy of the forward looking statements.

11661 San Vicente Blvd., Suite 707 — Los Angeles, CA — 90049
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